PARTNERSHIP INTEREST PURCHASE AGREEMENT


     This Agreement is made and entered into as of March 1, 2006, by and between C.R.H.C., Incorporated ("CRHC"), a Delaware corporation, and Capital Realty Investors - III Limited Partnership ("CRI-III"), a Maryland limited partnership (CRHC and CRI-III, collectively, "Seller"), and H. William Walter, Matthew J. Walter, David W. Walter and Steven J. Perkins, jointly and severally (collectively, "Purchaser"), with respect to partnership interests in Arboretum Villages Limited Partnership, an Illinois limited partnership ("the "Partnership").

                                   Background
                                   ----------
     CRHC owns a 0.01% General Partner interest and CRI-III owns a 98.99% Limited Partner interest in the Partnership (collectively, the "Interests"), which partnership owns a residential rental housing property in Lisle, Illinois, commonly known as Arboretum Village Apartments; and

     The Purchaser owns Heartland Realty Investors, Inc., which acts as property management agent for the apartments, so Purchaser acknowledges its past relationship with the Partnership; and

     Seller desires to sell, and Purchaser desires to purchase, Seller's partnership Interests in the Partnership upon and subject to the terms and conditions hereinafter set forth.

                                    Agreement
                                    ---------

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, Seller and Purchaser agree as follows:

1.   DEFINITIONS

     When used herein, the following terms shall have the following meanings:

     Agreement: This Agreement.
     ---------

     Agreement Date:  The date first written above.
     ---------------

     Closing Date: Such date as Purchaser and Seller may mutually agree upon; provided, however, that if the Closing Date has not occurred on or before March 31, 2006, Seller shall have the right to terminate the Agreement (unless the failure to close is the result of a default by Seller hereunder), in which case the Deposit shall be disbursed to Seller and neither party shall have any further obligation hereunder except as expressly set forth herein.

     Deposit: The initial amount of Twenty-five Thousand Dollars ($25,000), which shall be deposited by Purchaser with Escrow Agent within two (2) business days after the Agreement Date, to be held as earnest money subject to the terms of this Agreement. The Deposit shall be nonrefundable except as expressly set forth herein. All interest and other earnings on the Deposit shall be added to and become a part thereof. The Deposit shall be a credit against the Purchase Price if closing occurs.

     Escrow Agent:  Moss & Barnett of  Minneapolis,  MN, Attn:  William A. Haug,
     ------------
Esq.

     Interests:  CRHC's 0.01%  General  Partner  interest and  CRI-III's  98.99%
     ---------
Limited Partner interest in the Partnership.

     Lender:  Citicorp Real Estate,  Inc., the holder of a first mortgage on the
     -------
Partnership's property.

     Property:  The real property and improvements located thereon, and personal
     --------
property used in connection therewith, owned by the Partnership.

     Purchase Price:  The  consideration  payable by Purchaser to Seller for the
     --------------
Interests as provided in Section 3.


2.   PURCHASE AND SALE
     -----------------

     Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Purchaser, the Interests: specifically, CRHC will transfer its entire General Partner Interest to H. William Walter and CRI-III will transfer is Limited
Partner Interests to the Purchaser as follows: H. William Walter - 28.99%; Mathew J. Walter - 30%; David W. Walter - 30%; and Steven J. Perkins - 10%. No assets of the Partnership shall be distributed to Seller in connection with the closing of the sale of the Interests, except as set forth in Section 10.3(f) herein.

3.   PURCHASE PRICE
     --------------

     The Purchase Price for the Interests shall be Six Million Nine Hundred Eighty-Eight Thousand Seven Hundred Fifty-Three Dollars ($6,988,753) to CRI-III and Seven Hundred Sixty-Eight Dollars ($768) to CRHC, payable by wire transfer of collected Federal funds on the Closing Date. The Deposit shall be applied against the Purchase Price at Closing.

4.   ESCROW
     ------

     The parties shall establish an escrow with the Escrow Agent through which the transactions contemplated herein shall be closed. The parties shall direct the Escrow Agent to invest the Deposit in accounts or securities permitted by Escrow Agent at the highest available rate of earnings, which earnings shall be added to and become a part of the Deposit. The escrow shall be auxiliary to this Agreement, and this Agreement shall not be merged into, nor in any manner superseded by, the escrow. The escrow costs and fees shall be paid by Purchaser and Seller equally, with each paying one-half of the costs and fees.

5.   CONDITION OF INTERESTS
     ----------------------

     Purchaser agrees, with respect to the condition and status of the Interests and the Partnership Property, that:

     (a) Purchaser is in as good a position as Seller to know the information relevant to its decision to purchase the Interests because one of Purchasers is a current General Partner and all Purchasers are affiliated with the property manager of the Partnership. Accordingly, Purchaser agrees to accept the Partnership Interests and their concomitant interests in all Partnership assets and liabilities, "AS IS, WITH ALL FAULTS."

     (b) The sale of the Interests is subject only to Seller's express warranties and representations set forth in this Agreement. SELLER DISCLAIMS ANY LIABILITIES OR WARRANTIES, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

6.   CONDITION PRECEDENT
     -------------------

     The following is a condition precedent to the obligation of Seller to close:

     Purchaser shall either (i) obtain and deliver to Seller the Lender's written consent to the transaction contemplated herein, releasing Seller from any post-Closing Date liabilities, OR (ii) indemnify Seller from any and all claims of Lender and its successors and assigns arising out of or in connection with the election not to obtain Lender consent to the transaction and/or as to any post-closing matters, such indemnification to include Seller's reasonable attorneys' fees and costs. This indemnification shall be the joint and several obligation of Purchaser and its affiliate, Heartland Realty Investors, Inc., and shall survive closing or other termination of this Agreement.

7.   REPRESENTATIONS AND WARRANTIES OF SELLER
     ----------------------------------------

     CRHC and CRI-III each individually represent and warrant to Purchaser as follows:

     (a) Except for the Lender consent discussed in Section 6 above, CRHC and CRI-III each have full capacity and authority to execute and perform this Agreement and all documents to be executed by Seller pursuant hereto. The undersigned signatory has full power and authority to execute this Agreement on behalf of each of CRHC and CRI-III.

     (b) CRHC is the sole owner of its Interests in the Partnership (holding a 0.01% General Partner Interest), free and clear of any liens, security interests, pledges, options or other encumbrances. CRI-III is the sole owner of its Interests in the Partnership (holding a 98.99% Limited Partner Interest), free and clear of any liens, security interests, pledges, options or other encumbrances.

8.   REPRESENTATIONS AND WARRANTIES OF PURCHASER
     -------------------------------------------

     Purchaser each individually hereby represent and warrant to Seller that, except for the Lender consent discussed in Section 6 above, the Purchaser has full capacity and authority to execute and perform this Agreement and all documents to be executed by Purchaser pursuant hereto.

9.   BROKERAGE
     ---------

     Seller and Purchaser each warrant and represent to the other that no brokerage fee or commission relating to this transaction is due to any party. Seller and Purchaser each agree to indemnify and hold each other harmless from and against all costs relating to any claim by third parties for brokerage commissions, finder's or other fees relating to the transaction contemplated in this Agreement alleged to be due because of authorization or other action by the indemnifying party.

10.  CLOSING
     -------

     10.1 Time and Place The transaction contemplated hereby shall close on the Closing Date at such date, time and place as the parties may mutually agree.

     10.2  Seller's  Deliveries  On the Closing  Date,  Seller shall  deliver to
Purchaser:

     (a) Five executed counterpart originals of an Assignment and Assumption Agreement with respect to all of Seller's right, title and interest to the Interests;

     (b) Two executed counterpart originals of an Amendment to the Partnership Agreement reflecting the transfer and withdrawal of CRHC and CRI-III;

     (c) Two executed counterpart originals of an Amendment to the Certificate of Limited Partnership reflecting the withdrawal of CRHC as a General Partner; and

     (d) Such other instruments and certificates as may be reasonably requested by Purchaser to consummate fully the transaction contemplated hereby.

     10.3. Purchaser's Deliveries On the Closing Date, Purchaser shall deliver to Seller:

     (a) The Purchase Price, payable as set forth in Section 3;

     (b) A copy of the consent of Lender to the transaction or an indemnity by Purchaser and Heartland Realty Investors, Inc. of Seller with respect to claims of Lender;

     (c) Five executed counterpart originals of the Assignment and Assumption Agreement;

     (d) Two executed counterpart originals of an Amendment to the Partnership Agreement reflecting the transfer and withdrawal of CRHC and CRI-III;

     (e) Two executed counterpart originals of an Amendment to the Certificate of Limited Partnership reflecting the withdrawal of CRHC as a General Partner;

     (f) An amount to be agreed by the parties prior to the Closing Date that represents Seller's pro rata share of Partnership's 2006 cash flow, tax and insurance escrows and replacement reserves This amount shall not be considered a part of the Purchase Price, but shall be a deemed distribution of cash flow earned prior to the Closing Date. Prorations shall be based on the number of days during the year each party owned its interests in the Partnership and the parties' respective percentage interests in the Partnership. This Section 10.3(f) shall survive closing; and

     (g) Such other instruments and certificates as may be reasonably required by Seller to consummate fully the transaction contemplated hereby.

     In addition, Purchaser agrees to deliver to Seller, within ten (10) days after they have been completed by the Partnership's auditors, copies of the annual financial statements and tax returns of the Partnership for that portion of 2006 during which Seller was a partner.

     10.4. Closing Costs. Purchaser agrees to bear any costs involved in obtaining Lender consent to the transaction, any state or local taxes imposed on the transfer of partnership interests, and any recording costs involved in amending the Partnership Agreement or Partnership Certificate to reflect the transfers of the Interests. Any escrow or closing fees charged by Escrow Agent shall be shared equally between Purchaser and Seller.

11.  BREACH AND REMEDIES
     -------------------

     11.1 Breach Seller or Purchaser, as the case may be, shall be in breach in the event that:


     (a) It fails to timely and duly perform any of its obligations set forth in this Agreement (except as set forth in subsection (b) below); or

     (b) It fails or refuses to close the sale or purchase of the Interests (as the case may be) in a timely manner, except if the failure to close is (i) specifically excused under the terms of the Agreement (e.g. due to the failure of a condition precedent to its obligation to close), or (ii) due to breach by the other party.

     11.2 Purchaser's Remedies In the event of a breach by Seller, Purchaser may at its option, after written notice to Seller specifying the breach and giving Seller a five (5) business day cure period, seek either of the following remedies:

     (a) Enforce the terms of the Agreement by seeking specific performance hereof; or

     (b) Terminate the Agreement by written notice to Seller specifying the breach and obtain a refund of the Deposit, provided there is no concurrent breach by Purchaser.

     Purchaser agrees that the remedies set forth in this Section 11.2 shall be Purchaser's only remedies, Purchaser hereby expressly waives all other remedies at law or in equity, including without limitation, special, consequential, incidental and/or punitive damages.

     11.3 Seller's Remedies In the event of a breach by Purchaser, Seller may terminate this Agreement by written notice to Purchaser specifying the breach and (except in the case of a breach described in Section 11.1(b)) giving Purchaser a five (5) business day cure period, in which event Seller shall be entitled to retain the Deposit, as liquidated damages, not as a penalty. PURCHASER AND SELLER AGREE THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO QUANTIFY THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF A BREACH BY PURCHASER, THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF SUCH ACTUAL DAMAGES, AND THAT SELLER'S REMEDY IN THE EVENT OF A BREACH BY PURCHASER SHALL BE TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND NOT AS PENALTY.

     11.4 Costs in the Event of Breach The parties agree that, in the event of a breach of this Agreement as determined by a court of competent jurisdiction, the party determined to be in breach shall pay all costs incurred by the other party or parties in enforcing the remedies afforded herein including, but not limited to, court costs and reasonable attorneys' fees.

12.  NOTICES
     -------

     Any notice, request or other document required or permitted to be given or served hereunder shall be in writing and shall be delivered personally or via overnight express courier, postage prepaid, and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

         If to Purchaser:    c/o Heartland Realty Investors, Inc.
                             4802 Nicollet Avenue South
                             Minneapolis, MN  55419
                             Attn: Mr. Matthew J.  Walter, Vice President
                             Tel. No. 612 823-6275, ext. 15
                             Fax No.  612 823-3210
                             Email:  mwalter@heartland-ri.com

         If to Seller:       CRHC and/or CRI-III
                             11200 Rockville Pike, Suite 500
                             Rockville, MD  20852
                             Attn: Mr. Michael F. Murphy, Senior Vice
                                   President
                                   and
                             Office of General Counsel
                             Tel. No. 301 468-9200
                             Fax No. 301
                             468-3150 Email: mmurphy@crimail.com

13.  MISCELLANEOUS
     -------------

     13.1 Entire Agreement; Amendments; Waivers This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, merging herein and superseding any negotiations and/or prior oral or written agreements between the parties as to the purchase and sale of the Interests. This Agreement may not be amended, modified or discharged, nor may any of its terms be waived, except by an instrument in writing signed by the party to be bound thereby.

     13.2 Further Assurances The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the closing as shall be necessary or desirable to carry out fully this Agreement and to consummate and effect the transactions contemplated hereby.

     13.3 No Third Party Benefit This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and no third party is intended to or shall have any rights hereunder.

     13.4 Assignment Purchaser may not assign its rights hereunder without the prior written consent of Seller, which may be withheld in its sole discretion.

     13.5 Interpretation

     (a) The headings and captions herein are inserted for convenience of reference only and the same shall not limit construction of the sections or paragraphs to which they apply or otherwise affect the interpretation hereof.

     (b) The terms "include", "including" and similar terms shall be construed as if followed by phrase "without being limited to".

     (c) Each party hereto certifies that it has been represented by counsel of its own choosing in the negotiation of this Agreement, and that the Agreement shall not be construed as if either party is the maker thereof.

     13.6 Counterparts This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A fax copy of a signature on this Agreement shall have the same effect as an original provided that an original is received by the other party hereto within two business days thereafter.

     13.7 Time

         (a) Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day. Otherwise all references herein to "days" shall mean calendar days.

     (b) Time is of the essence with respect to all aspects of this Agreement.

     13.8 Governing Law This Agreement shall be governed and construed in accordance with the laws of the State of Illinois, without regard to its conflict or choice of laws rules, but venue for any action arising out of or in any way related to this Agreement shall lie in the state or Federal court nearest to Rockville, Maryland.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by authorized representatives of Seller and Purchaser as of the date first set forth above.


SELLER:                                              PURCHASER:

C.R.H.C., INCORPORATED


By:      ------------------------               --------------------------------
         Michael F. Murphy                      H. WILLIAM WALTER
Its:     Senior Vice President
         and

CAPITAL REALTY INVESTORS-III                    --------------------------------
         LIMITED PARTNERSHIP                    MATTHEW J. WALTER
By:      C.R.I., Inc.
Its:     Managing General Partner


By:      ------------------------               --------------------------------
         Michael F. Murphy                      DAVID W. WALTER
Its:     Senior Vice President


                                                --------------------------------
                                                STEVEN J. PERKINS


AGREED in his capacity as a                     AGREED as to Section 6 only:
General Partner of the Partnership:
                                                Heartland Realty Investors, Inc.

                                                By:-----------------------------
---------------------------------                     Matthew J. Walter
H. WILLIAM WALTER                               Its:  Vice President